CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Amendment No. 7 to Form SB-2 on Form S-1 of our report dated September 22, 2006, except for Note 22, for which the date is October 6, 2006, relating to the consolidated financial statements of Ronco Corporation, which appears in such Prospectus. Our report contains an explanatory paragraph regarding uncertainties as to the Company’s ability to continue as a going concern.

Furthermore, we hereby consent to the use in the Prospectus constituting part of the Registration Statement on Amendment No. 7 to Form SB-2 on Form S-1 of our report dated October 20, 2005, relating to the combined financial statements of Ronco Inventions, LLC and Affiliated Companies, which appears in such Prospectus.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Mahoney Cohen & Company, CPA, P.C.

Mahoney Cohen & Company, CPA, P.C.
New York, New York

November 6, 2006